Owlet Announces FDA Software-as-a-Medical Device Submission
for Heart Rate and Oxygen Displays and Notifications

Owlet submitted a de novo classification request to the FDA for an over-the-counter software-as-a-medical-device that offers heart rate and oxygen displays and notifications in conjunction with Owlet’s existing Dream Sock sleep monitoring capabilities.

LEHI, Utah—December 22, 2022—Owlet, Inc. (NYSE: OWLT) (the “Company”) announces that the U.S. Food and Drug Administration (“FDA”) has accepted for substantive review the Company’s de novo classification request seeking clearance to expand the functionality of Owlet’s Dream Sock’s existing sleep monitoring capabilities to include opportunistic heart rate and oxygen notifications, through software as a medical device that Owlet calls “Health Notifications.” Designed for parents and caregivers to monitor healthy babies at home, the Health Notifications software would provide displays of live heart rate and oxygen saturation for babies, in addition to the opportunistic notifications when these readings move beyond certain ranges.

“We are pleased the FDA accepted our de novo submission for substantive review. I believe FDA authorization could uniquely position Owlet to help caregivers obtain live health data so they can better address care in the home, while also increasing our ability to utilize our massive, growing data set as a critical pediatric care tool,” said Kurt Workman, Owlet President, CEO and Co-Founder. “This is our second FDA submission this year, both of which included data from clinical studies and product testing, representing years of work and dedication from our team. I am so incredibly proud of our team and look forward to FDA conducting and completing its review.”

The de novo pathway for marketing authorization is available for low- to moderate-risk medical devices that do not have a legally marketed predicate device and are therefore ineligible for the 510(k) pre-market notification process. The Health Notifications software is a novel approach with the goal of opportunistically providing parents and caregivers with data and notifications to supplement their decisions in providing care at home or seeking guidance for medical care for their babies.

In October 2022, Owlet also announced the submission of a 510(k) pre-market notification for a prescription-only monitor designed to be used in-home for babies under the supervision of a physician.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, under the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include the words “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. For example, statements regarding the Company’s expectations regarding Health Notifications are forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions, and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the FDA’s determinations regarding regulatory and marketing authorizations for certain of our products and the other important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not guarantees of future performance, and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws, although we may do so from time to time. The Company does not endorse any projections regarding future performance, achievements or results that may be made by third parties.

About Owlet, Inc.
Owlet was founded by a team of parents in 2012. Owlet’s mission is to empower parents with the right information at the right time, to give them more peace of mind and help them find more joy in the journey of parenting. Owlet’s digital parenting platform aims to give parents real-time data and insights to help parents feel more calm and confident. Owlet believes that every parent deserves peace of mind and the opportunity to feel their well-rested best. To learn more, visit www.owletcare.com.

Investors
Mike Cavanaugh
Westwicke/ICR
Phone: +1.617.877.9641
mike.cavanaugh@westwicke.com

Media
Jane Putnam
Owlet, Inc.
Phone: +1.801.647.0025
jputnam@owletcare.com

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